UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2016

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of Material Definitive Agreement.

In connection with the consummation of the Merger (as defined below) described in Item 2.01 below, Newport Corporation (the “Company”) terminated its Credit Agreement, dated as of July 18, 2013, among the Company, as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A. and BBVA Compass, as Co-Syndication Agents, and U.S. Bank National Association, as Documentation Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The related loan documents referred to in the Credit Agreement were also terminated.  Such termination became effective at the effective time of the Merger (the “Effective Time”).

The Credit Agreement provided for a $275 million revolving credit facility.  All outstanding loans and other amounts due under the Credit Agreement at the Effective Time were repaid in connection with the Merger, and cash collateral was provided for certain letters of credit that will remain outstanding.

The foregoing description of the Credit Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 19, 2013, and the full text of the first amendment to the Credit Agreement, which was filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 28, 2013, each of which is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On April 29, 2016, MKS Instruments, Inc., a Massachusetts corporation (“MKS” or “Parent”), consummated the acquisition of the Company pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 22, 2016 (the “Merger Agreement”), by and among the Company, MKS and PSI Equipment, Inc., a Nevada corporation and a wholly owned subsidiary of MKS (“Merger Sub”).  At the Effective Time, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of MKS, and each share of the Company’s common stock, par value $0.1167 (the “Common Stock” and each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or owned, directly or indirectly, by MKS, Merger Sub or any wholly owned subsidiary of the Company, MKS or Merger Sub immediately prior to the Effective Time (all of which were cancelled)) was converted into the right to receive $23.00 in cash, without interest and subject to deduction for any required withholding tax.

The foregoing description of the Merger and the Merger Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2016, and is incorporated herein by reference.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on April 29, 2016, the Company notified NASDAQ of the consummation of the Merger, and requested that trading in the Common Stock be suspended as of close of trading on April 29, 2016 and that the Common Stock be withdrawn from listing on the NASDAQ Global Select Market. Trading in the Common Stock was suspended as of the close of trading on April 29, 2016. The Company also requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock.

Item 3.03  Material Modification to Rights of Security Holders.

As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive $23.00 in cash, without interest and subject to deduction for any required withholding tax (other than Shares held in the treasury of the Company or owned, directly or indirectly, by MKS, Merger Sub or any wholly owned subsidiary of the Company, MKS or Merger Sub immediately prior to the Effective Time (all of which were cancelled)). Effective as of the close of trading on April 29, 2016, the Common Stock, which traded under the symbol “NEWP,” was suspended from trading on the NASDAQ Global Select Market.  The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01  Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company became a wholly owned subsidiary of MKS and, accordingly, a change in control of the Company occurred. As a result of the change of control, the Company intends to terminate its reporting obligations under the Exchange Act by filing a Form 15 with the SEC. The aggregate consideration paid by MKS to the former Company stockholders in the Merger was approximately $905 million, excluding related transaction fees and expenses and repayment of approximately $93 million of the Company’s U.S. indebtedness outstanding as of immediately prior to the Effective Time.  MKS funded the payment of the aggregate consideration with a combination of MKS’s available cash on hand and the proceeds from a term loan facility MKS entered into in connection with the Merger.   The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time and by operation of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time (Seth Bagshaw, Kathleen Burke and Derek D’Antilio) became the directors of the Company (as the surviving corporation), and the officers of Merger Sub immediately prior to Effective Time, comprised of Seth Bagshaw as President, Kathleen Burke as Secretary and Derek D’Antilio as Treasurer, became the officers of the Company (as the surviving corporation).

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s articles of incorporation were amended and restated in their entirety as set forth in Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety as set forth in Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At a special meeting of the Company’s stockholders held on April 27, 2016 (the “Special Meeting”), the Company’s stockholders voted on the proposals set forth below. The proposals are described in detail in the Company’s definitive proxy statement filed with the SEC on March 29, 2016. The final results regarding each proposal are set forth below. There were 38,879,965 shares issued and outstanding on the record date for the Special Meeting and entitled to vote thereat, and 31,525,297 shares were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

Proposal No. 1. To approve the Merger Agreement and the Merger, with the Company surviving the Merger as a wholly owned subsidiary of MKS pursuant thereto (the “Merger Proposal”).

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain
31,288,024	194,913	42,360

Proposal No. 2. To adjourn the Special Meeting to solicit additional votes to approve the Merger Proposal, if necessary or appropriate.

Adjournment of the Special Meeting was deemed unnecessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement.

Proposal No. 3. To approve on a non-binding, advisory basis, certain compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain
30,702,923	760,150	62,224

On April 27, 2016, the Company issued a press release announcing the results of the Special Meeting.  The Special Meeting was held for the Company’s stockholders to vote on certain proposals regarding the acquisition of the Company by MKS.  The proposals are described in detail in the Company’s definitive proxy statement filed with the SEC on March 29, 2016.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

Statements in this document (including Exhibit 99.1 hereto) regarding the transaction between the Company and Parent, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about the Company or Parent managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates”, “forecasts”, “continues” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) litigation relating to the transaction; (2) the ability of Parent to successfully integrate the Company’s operations and employees; (3) unexpected costs, charges or expenses resulting from transaction; (4) risks that the transaction disrupts the current plans and operations of the Company and Parent; (5) the ability to realize anticipated synergies and cost savings; (6) competition from larger and more established companies in the Company’s markets; (7) Parent’s ability to successfully grow the Company’s business; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the terms of the financing to be incurred in connection with the transaction; (10) the retention of key employees; (11) legislative, regulatory and economic developments, including changing business conditions in the industries in which the Company and Parent operate and the economy in general as well as financial performance and expectations of the Company’s and Parent’s existing and prospective customers, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, as amended, and in Parent’s Annual Report on Form 10-K for the year ended December 31, 2015. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. The Company and Parent disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of February 22, 2016, between Newport Corporation, MKS Instruments, Inc., and PSI Equipment, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K (File No. 000-01649) filed on February 23, 2016).*

3.1	Amended and Restated Articles of Incorporation of Newport Corporation.

3.2	Amended and Restated Bylaws of Newport Corporation.

99.1	Press Release, dated April 27, 2016.

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the staff of the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2016	NEWPORT CORPORATION

	By:	/s/ Seth H. Bagshaw
Name: Seth H. Bagshaw
Title: President

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of February 22, 2016, between Newport Corporation, MKS Instruments, Inc., and PSI Equipment, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K (File No. 000-01649) filed on February 23, 2016).*

3.1	Amended and Restated Articles of Incorporation of Newport Corporation.

3.2	Amended and Restated Bylaws of Newport Corporation.

99.1	Press Release, dated April 27, 2016.

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the staff of the SEC upon request.